UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 5.07. Submission of Matters to a Vote of Security Holders.

Proxies for the 1st United Bancorp, Inc. (the “Registrant”) annual meeting of shareholders held on May 22, 2012 (the “Annual Meeting”) were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. The following summarizes all matters voted on at the Annual Meeting.

1.	Each of the following directors were elected for a term to expire at the 2013 annual meeting of shareholders and until their successors are elected and qualified. Each nominee was an incumbent director. Mr. Burke was appointed to the Registrant’s Board of Directors in connection with the Registrant’s acquisition of Anderen Financial, Inc. which was completed on April 2, 2012. No other persons were nominated and each nominee was elected. The number of votes cast were as follows:

	For	Withheld	Broker Non-Votes
Paula Berliner	25,851,401	459,033	2,416,495
Derek C. Burke	25,984,707	325,727	2,416,495
Jeffery L. Carrier	25,905,223	405,211	2,416,495
Ronald A. David	25,985,247	325,187	2,416,495
James Evans	25,984,418	326,016	2,416,495
Arthur S. Loring	25,857,594	452,840	2,416,495
Thomas E. Lynch	18,925,381	7,385,053	2,416,495
John Marino	24,384,816	1,925,618	2,416,495
Carlos Morrison	23,015,846	3,294,588	2,416,495
Warren S. Orlando	25,941,794	368,640	2,416,495
Rudy E. Schupp	25,976,336	334,098	2,416,495
Joseph W. Veccia, Jr.	25,856,926	453,508	2,416,495

2.	Shareholders approved, on a nonbinding advisory basis, executive compensation. The number of votes cast were as follows:

For	Against	Abstention	Broker Non-Votes
18,366,563	7,853,881	89,990	2,416,495

3.	Shareholders ratified the action of the Audit Committee in selecting and appointing Crowe Horwath, LLP as the Registrant’s independent auditors for the fiscal year ending December 31, 2012. The number of votes cast were as follows:

For	Against	Abstention
28,477,827	233,158	15,944

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: May 23, 2012	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer